Exhibit 99.1

Zoned Properties Announces Lease Amendment for Expansion at Chino Valley Property

Additional 10,000 Square Foot Expansion Part of Long-Term Growth Strategy

SCOTTSDALE, Ariz., March 30, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced one of its subsidiaries, Chino Valley Properties, LLC, has signed an amendment to an existing commercial lease agreement with one of its tenants in order to expand the leased space at the Chino Valley Cultivation Facility, located in Chino Valley, Ariz., from approximately 25,000 square feet to 35,000 square feet of leased space.

As previously disclosed, the Company plans to construct up to a total of 45,000 square feet of space at the facility by the end of 2017.

“The Chino Valley Cultivation Facility is expanding at a rapid pace as we work closely with our tenant to further develop the property. The additional operating space will support the tenant’s medical marijuana business and our commitment to local municipality leaders for the development of sophisticated, safe, and sustainable projects that increase the value of the property and enhance the local surroundings,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “With this expansion, our monthly rental revenue and cash flow will be increasing later this year, supporting our outlook for incremental growth and profitability in 2017.”

The Company currently leases approximately 25,000 square feet of space to a single licensed medical marijuana cultivator. The amendment to the lease agreement includes an expansion of an additional 10,000 square feet of cultivation space, 5,000 of which has already been constructed and another 5,000 for which construction is scheduled to begin and be completed in the second quarter of 2017. The amendment to the lease agreement becomes effective as of April 1, 2017. Under the terms of the amended lease agreement, monthly rental payments will increase from the current $55,000 per month to $60,000 per month beginning in the third quarter of 2017 and to $65,000 per month beginning in the first quarter of 2018. The Company also plans to complete additional construction for up to 45,000 square feet of operating space that will further increase monthly rental revenue in the future. As part of the agreed expansion, the Company has given the tenant a three-month lease payment deferment in order to provide additional capital needed for the tenant’s operational expansion. The deferred rent payments will be paid back in future monthly installments with an 8% interest rate.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and value generated. Zoned Properties targets commercial properties that can be acquired and potentially re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com